 EXHIBIT 3.5

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/11/2023

Work Order Item Number:	W2023081100195-3082917
Filing Number:	20233407405
Filing Type:	Certificate of Correction
Filing Date/Time:	8/11/2023 8:10:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C23651-1998

Entity Name: KNOW LABS, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATION SERVICE COMPANY

112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number C23651-1998
F V Aguilar	Filing Number 20233407405
Secretary of State State Of Nevada	Filed On 8/11/2023 8:10:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Know Labs, Inc. Entity or Nevada Business Identification Number (NVID): C23651-1998
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation
3. Filing Date:	Filing date of document which correction is being made: 11/08/2016
4. Description:	Description of inaccuracy or defect: The document includes several clerical misstatements and typographical errors in Section 3 and Section 13, respectively.
5. Correction:	Correction of inaccuracy or defect: Each of Section 3 and Section 13 are corrected to read in their entirety as set forth on the attached page.
6. Signature: (Required)	X DocuSigned by: Ron Erickson Signature — Date: 08/10/2023

This form must be accompanied by appropriate fees.

KNOW LABS, INC.

ATTACHMENT TO CERTIFICATE OF CORRECTION

5. Correction (continued):

Section 3 of the document is hereby corrected to read in its entirety as follows:

"3. Liquidation; Ranking. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of Senior Securities, the Holders of the Series D Preferred Stock shall be senior to the Common Stock and to any series of Preferred Stock created after the first Issuance Date of any Series D Preferred Stock (unless specifically stated otherwise in such other Preferred Stock) in dividend rights and liquidation preference, in the net assets of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other entity or entities nor the consolidation or merger of any entity or entities into the Corporation shall be deemed to be a liquidation within the meaning of this Section 3, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed a liquidation within the meaning of this Section 3."

Section 13 of the document is hereby corrected to read in its entirety as follows:

" 13. Voting. In addition to any class voting rights provided by law and this Certificate of Designation, the Holders of Series D Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). With respect to the voting rights of the Holders of the Series D Preferred Stock pursuant to the preceding sentence, each Holder of Series D Preferred Stock shall be entitled to cast one vote for each share of Common Stock that would be issuable to such Holder upon the conversion of all the shares of Series D Preferred Stock held by such Holder (after giving effect to the restrictions of Section 4(f)) on the record date for the determination of stockholders entitled to vote."

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